UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 9, 2026

ALGORHYTHM HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41405	95-3795478
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

800 Corporate Drive, Suite 216
Fort Lauderdale, FL	33334
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(954) 800-0425

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RIME	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2026, Ryan J. Smith transitioned from Chief Operating Officer of Algorhythm Holdings, Inc. (the “Company”) to Delivery Project Executive of the Company. In connection with the transition, Mr. Smith resigned from his previous position with the Company.

The transition is part of an internal restructuring of Azure Energy. As a result of his change in responsibilities, Mr. Smith is no longer an “executive officer” or “officer” of the Company, as defined in Rules 3b-7 or 16a-1(f) under the Securities Exchange Act of 1934, as amended, respectively. The Company does not intend to appoint a successor Chief Operating Officer at this time.

Mr. Smith’s transition was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2026	ALGORHYTHM HOLDINGS, INC.

	By:	/s/ Gregory D. Smith
	Name:	Gregory D. Smith
	Title:	Chief Executive Officer